Exhibit 99(b)


        Written Statement of the Vice President Law/Finance and Secretary
                          Pursuant to 18 U.S.C. ss.1350

       Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Vice President Law/Finance and Secretary of Ladish Co., Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, except that, for the reasons described in the Report, the Company's independent public accountants have been unable to complete their review of the unaudited consolidated financial statements included in the Report as required by Rule 10-01(d) of Regulation S-X; and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




 /s/  Wayne E. Larsen
----------------------------
Wayne E. Larsen
August 9, 2002